UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        May 19, 2011
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K foiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On May 19, 2011, Alyn R. Holt, Executive Chairman and co-founder of inTEST Corporation (the "Company"), certain members of his family and certain trusts for which he and/or his daughter serve as Trustee (collectively, the "Holt Family Group"), entered into pre-arranged stock trading plans for the sale of shares owned by each of them (the "2011 Trading Plans"), to replace similar trading plans that were entered into last year and which are to expire on May 25, 2011 (the "2010 Trading Plans").  The trading plans are intended to comply with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended.  The terms of the 2011 Trading Plans are substantially the same as the terms of the 2010 Trading Plans, and provide for sales to commence when the trading price per share reaches $8.00 per share.  Additional sales will be triggered by higher trading prices, provided that, if prior to September 19, 2011, the trading price per share of the Common Stock has not exceeded $8.00 per share, then the trigger price for all shares under the 2011 Trading Plans will be $8.00 per share.  All such sales will be conducted in accordance with Rule 144 under the Securities Act, including the volume limitation of that Rule.  The volume limitation is applicable to the aggregate shares of the Holt Family Group during any three month period.  Currently, the volume limitation is 1% of the total number of shares of the Company's outstanding stock (which would equal 103,646 based upon the number of shares outstanding as of May 16, 2011).  The volume limitation may increase in the future depending upon the average trading volume of the Company's shares during the four week period prior to any sale or the number of shares outstanding at such time.  Presently, Mr. Holt, the trusts and his family members who entered into 2011 Trading Plans own a total of 1,856,031 shares (or 17.9% of the total outstanding shares of the Company), 1,846,031 of which would be subject to sale under the 2011 Trading Plans.

Mr. Holt and the other members of Holt Family Group are expected to file an amendment to the Schedule 13D filed on May 7, 2010, which filing will include a copy of the form of the 2011 Trading Plans.  A copy of the form of the 2010 Trading Plans (which is substantially the same as the 2011 Trading Plans) was filed as an exhibit to Amendment No. 1 to the Schedule 13D, filed on May 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   May 23, 2011